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                    SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)


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Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                         CSX Corporation
        (Name of Registrant as Specified In Its Charter)

                        Alan A. Rudnick,
                Vice President - General Counsel
                     and Corporate Secretary
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
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[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

                           PROXY RULES

1)  Title of each class of securities to which transaction applies:
    _________________________________________________________________________

2)  Aggregate number of securities to which transaction applies:
    _________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    _________________________________________________________________________

4)  Proposed maximum aggregate value of transaction:
    _________________________________________________________________________




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[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was
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       PAGE 3




                         April 28, 1994




Mr. Richard Schlefer
Assistant Vice President
College Retirement Equities
730 Third Avenue Center
New York, NY  10017-3206

Dear Mr. Schlefer:

       We appreciate your sharing your views with Alan Rudnick and Renee Weaver yesterday. With regard to a maximum 750,000 share award of stock options or stock appreciation rights under the proposed amendments to the 1987 Long-Term Performance Stock Plan, perhaps I can put the situation in some perspective and allay your concerns. Previously, the Plan contained no maximum award. In CSX's history, there has never been a single award of 750,000 shares. The award of 500,000 stock options last year to our Chairman and Chief Executive Officer, John W. Snow, was an extraordinary situation, and it followed months of consideration by committees of the Board of Directors and by the full Board itself. We do not anticipate a repetition of these circumstances. We hope that you will see fit to reconsider your vote on Issue 3.

       Thank you for your consideration.


                              Sincerely,


                              /S/ MARK G. ARON
                              ----------------
                              Mark G. Aron
                              Senior Vice President-
                              Law and Public Affairs













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